UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 774-3034
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
DuPont de Nemours, Inc. 2020 Equity and Incentive Plan
On May 27, 2020, the stockholders of DuPont de Nemours, Inc. ("DuPont" or the “Company”) approved the DuPont 2020 Equity and Incentive Plan (the "2020 Plan") at the Company's Annual Meeting of Stockholders in accordance with the voting results set forth below under item 5.07.
The 2020 Plan limits the number of shares that may be subject to awards payable in shares of DuPont de Nemours, Inc. common stock to 19,000,000. The 2020 Plan authorizes the Company to grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing. The 2020 Plan will remain in existence as to all outstanding awards until all awards are either exercised or terminated; however, no award can be made after February 13, 2030.
A summary of the 2020 Plan is included as part of Agenda Item 3 in the Company's definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 9, 2020, and was updated by the supplement to the proxy statement filed on May 15, 2020. The summary is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 27, 2020, DuPont de Nemours, Inc. (the “Company”) held its Annual Meeting of Stockholders. As of the close of business on April 6, 2020, the record date for the Annual Meeting, (the "Record Date"), 733,794,951 shares of the Company’s common stock, par value $0.01 per share, were outstanding and entitled to vote. A total of 623,897,973 shares of common stock were voted in person or by proxy, representing 85 percent of the shares entitled to be voted. The following are the final voting results on the matters considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2020 Proxy Statement.
Agenda Item 1-Election of Directors. The Company’s stockholders elected the following 12 nominees to serve on the Board of Directors of the Company until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Amy G. Brady	530,505,981	2,810,441	976,871	89,604,680
Edward D. Breen	508,113,897	23,055,221	3,124,175	89,604,680
Ruby R. Chandy	530,135,062	3,207,361	950,870	89,604,680
Franklin K. Clyburn, Jr.	520,790,515	12,457,406	1,045,372	89,604,680
Terrence R. Curtin	524,774,156	8,448,778	1,070,359	89,604,680
Alexander M. Cutler	508,553,413	24,642,338	1,097,542	89,604,680
Eleuthère I. du Pont	524,690,310	8,727,435	875,548	89,604,680
Rajiv L. Gupta	475,806,076	57,390,024	1,097,193	89,604,680
Luther C. Kissam	524,707,829	8,512,011	1,073,453	89,604,680
Frederick M. Lowery	525,766,540	7,476,758	1,049,995	89,604,680
Raymond J. Milchovich	525,528,016	7,698,444	1,066,833	89,604,680
Steven M. Sterin	530,080,772	3,143,755	1,068,766	89,604,680

Agenda Item 2-Advisory Resolution to Approve Executive Compensation. The Company’s stockholders approved, by advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
490,466,570	41,746,695	2,080,028	89,604,680

Agenda Item 3-Resolution to Approve the DuPont 2020 Equity and Incentive Plan. The Company’s stockholders approved the DuPont 2020 Equity and Incentive Plan.

For	Against	Abstain	Broker Non-Votes
502,827,077	29,537,112	1,929,104	89,604,680

Agenda Item 4-Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020.

For	Against	Abstain	Broker Non-Votes
611,131,105	11,340,813	1,426,055	—

Agenda Item 5-Stockholder Proposal on Modification of Threshold for Calling Special Stockholder Meetings. The Company’s stockholders did not approve a stockholder proposal regarding the modification of the threshold for calling special stockholder meetings.

For	Against	Abstain	Broker Non-Votes
239,380,440	292,181,613	2,731,240	89,604,680

Agenda Item 6-Stockholder Proposal on Employee Board Advisory Position. The Company’s stockholders did not approve a stockholder proposal regarding a request for a employee board advisory position.

For	Against	Abstain	Broker Non-Votes
23,214,156	504,335,230	6,743,907	89,604,680

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	DuPont de Nemours, Inc. 2020 Equity Incentive Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	May 29, 2020	By:	/s/ Michael G. Goss
		Name:	Michael G. Goss
		Title:	Vice President and Controller